Exhibit 99.1

SPANISH BROADCASTING SYSTEM, INC. REPORTS

PRELIMINARY ESTIMATED FINANCIAL RESULTS FOR

THE SECOND QUARTER ENDED 2018

MIAMI, FLORIDA, August 6, 2018 – Spanish Broadcasting System, Inc. (the “Company” or “SBS”) (OTCQX: SBSAA) today reported preliminary estimated financial results for the second quarter-ended June 30, 2018.

Financial Highlights

For the second quarter 2018, the Company currently estimates consolidated Net Revenue to be between approximately $34.5 million and $34.8 million, an increase of between 1% and 2% over 2017 and Adjusted OIBDA*, which excludes non-cash stock-based compensation, to be between approximately $10.8 million and $11.6 million, an increase of between 34% and 44% over 2017.

Discussion and Results

“As previously forecasted, the Company has continued its positive operational momentum throughout the second quarter with strong OIBDA growth and operating margins that continue to be among the highest in the industry.

In addition, the announced $14 million sale of our surplus real estate in New York City has successfully closed, allowing for our move to newer and more suitable facilities in midtown Manhattan. A correlated and corresponding repayment of the Company’s 12.5% senior secured notes from the net proceeds of the real estate sale has been undertaken, as previously envisioned.

We maintain our positive view as to the continuing momentum in 2018 and will be filing our finalized second quarter results within the next week,” commented Raúl Alarcón, Chairman and CEO.

Non-GAAP Financial Measures

Adjusted Operating Income (Loss) before Depreciation and Amortization, (Gain) Loss on the Disposal of Assets, net, Impairment Charges, Restructuring Costs, Recapitalization Costs, Other Operating Gains and Other Operating Income excluding non-cash stock-based compensation (“Adjusted OIBDA”) is not a measure of performance or liquidity determined in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States.  However, we believe that this measure is useful in evaluating our performance because it reflects a measure of performance for our stations before considering costs and expenses related to our capital structure and dispositions.  This measure is widely used in the broadcast industry to evaluate a company’s operating performance and is used by us for internal budgeting purposes and to evaluate the performance of our stations, segments, management and consolidated operations.  However, this measure should not be considered in isolation or as a substitute for Operating Income, Net Income, Cash Flows from Operating Activities or any other measure used in determining our operating performance or liquidity that is calculated in accordance with GAAP. Adjusted OIBDA does not present station operating income as defined by our 12.5% Senior Secured Notes due 2017. In addition, because Adjusted OIBDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures used by other companies.

* Please refer to the Non-GAAP Financial Measures section for a definition of Adjusted OIBDA and a reconciliation from Adjusted OIBDA to the most directly comparable GAAP financial measure.

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Included below are tables that reconcile Adjusted OIBDA to operating income (loss) for each segment and consolidated operating income (loss), which is the most directly comparable GAAP financial measure.

Quarter Ended June 30, 2018
(Unaudited and in millions)	Consolidated Low Range	Consolidated High Range
Net Revenue	$34.5	$34.8

Adjusted OIBDA	$10.8	$11.6
Less expenses excluded from Adjusted OIBDA, but included in operating income (loss):
Stock-based compensation	$—	$—
Depreciation and amortization	$1.0	$1.0
(Gain) loss on the disposal of assets, net	$—	$—
Recapitalization costs	$1.0	$1.0
Impairment charges	$0.5	$0.5
Operating Income (Loss)	$8.3	$9.1

Quarter Ended June 30, 2017
(Unaudited and in millions)	Consolidated
Net Revenue	$34.2

Adjusted OIBDA	$8.1
Less expenses excluded from Adjusted OIBDA, but included in operating income (loss):
Stock-based compensation	$0.1
Depreciation and amortization	$1.1
(Gain) loss on the disposal of assets, net	$(12.8)
Recapitalization costs	$3.3
Impairment charges	$—
Operating Income (Loss)	$16.4

The financial information summarized above has been presented as a range of estimates because it is preliminary and does not reflect the final, or definitive, financial statements of the Company for the quarterly period ended June 30, 2018. This preliminary estimated financial information has been prepared solely on the basis of information that is currently available to management. As a result, it is subject to change based on the completion of the Company’s financial closing procedures, which includes final adjustments, completion of the Company’s internal review and the review by its independent registered public accounting firm of its financial statements, among other things. The Company’s final financial statements for this period may contain material changes from the financial information summarized above (including by any one financial result, or all of the financial results, being below or above the range indicated) and also what one might expect to be in the final financial statements based on the financial information summarized above. The Company’s independent registered public accounting firm has not audited or reviewed, and does not express an opinion with respect to, this preliminary estimated financial information.

About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. owns and operates 17 radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Spanish Tropical, Regional Mexican, Spanish Adult Contemporary, Top 40 and Latin Rhythmic format genres. SBS also operates AIRE Radio Networks, a national radio platform which creates, distributes and markets leading Spanish-language radio programming to over 250 affiliated stations reaching 94% of the U.S. Hispanic audience.  SBS also owns MegaTV, a television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico. SBS also produces live concerts and events and owns multiple bilingual websites, including www.LaMusica.com, an online destination and mobile app providing content related to Latin music, entertainment, news and culture. For more information, visit us online at www.spanishbroadcasting.com.

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This press release contains certain forward-looking statements.  These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release.  Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations.  Forward-looking statements, which are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology.  Factors that could cause actual results, events and developments to differ are included from time to time in the Company’s public reports filed with the Securities and Exchange Commission.  All forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Contacts:
Analysts and Investors	Analysts, Investors or Media
Joseph A. Garcia	Brad Edwards
Chief Financial Officer	The Plunkett Group
(305) 441-6901	(212) 739-6740